Forward Looking Statements In these and following presentations and in related comments by General Motors management, we will use words like "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal," "project," "outlook," "targets," and similar expressions to identify forward looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors include: our ability to comply with the requirements of our credit agreement with the U.S. Department of Treasury; the availability of funding for future loans under that credit agreement; our ability to execute the restructuring plans that we have disclosed; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; continued economic instability or poor economic conditions in the U.S. and global markets, including the credit markets, or changes in economic conditions, commodity prices, housing prices, currency exchange rates or political stability in the markets in which we operate; volatility in fuel prices; the ability of our customers, dealers, distributors and suppliers to obtain adequate financing on acceptable terms to continue their business relationships with us; the effect of competition on our markets, including on our pricing policies or use of incentives; negotiations and bankruptcy court actions with respect to obligations owed to us by Delphi Corporation, a key supplier, and our obligations to Delphi; additional credit rating downgrades and the effects thereof; changes in our relations with unions and employees/retirees; GMAC's ability to maintain adequate financing sources; developments in the residential mortgage market, especially the nonprime sector; and changes in the competitive markets in which GMAC operates, including increased competition in the automotive financing, mortgage and/or insurance markets or generally in the markets for securitizations or asset sales. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which we may revise or supplement in future reports to the SEC on Form 8-K.

FAH_Analyst-Title

Current State of Restructuring Plan December 2nd plan indicated that once restructuring actions were completed, GM would operate profitably (EBIT) in a U.S. industry of 12.5 - 13.0M units At the time, considered to be a reasonably conservative assumption for gauging liquidity needs Currently updating our industry and share estimates based on the changing economic environment (Globally) Continuing to refine our restructuring plans around revenue and structural cost (Globally) Building on our December 2nd viability plan and assessment of current market conditions, must aggressively drive our business to breakeven at a lower U.S. industry volume Aggressive plans under development globally

Key Operating Concerns Regarding GM GM's response to outside concerns regarding... Optimistic industry volumes Breakeven point too high Too many brands and dealers Supply chain challenges (including Delphi) Softening overseas markets Challenges with GMAC

Global Economic Outlook Current Forecast GDP projections show a decline in 2009 economic levels with growth thereafter GDP Projections (%) 2008 2009 2010 2011 2012 Global 2.3 0.5 2.7 3.2 3.4 North America 1.1 (1.5) 3.2 2.9 2.9 U.S. 1.1 (1.8) 3.2 2.9 2.8 Europe 1.5 (0.2) 1.3 2.2 2.6 Asia-Pacific 4.2 3.3 3.9 4.8 4.9 LAAM 4.8 2.3 3.2 3.5 3.5 Source: Bureau of Economic Analysis

Global Industry Sales Preliminary Forecast GM will plan the business around lower industry volumes for liquidity/viability planning purposes North America 16.5 13.0 15.3 16.9 18.4 Memo: U.S. 13.5 10.5 12.5 14.0 15.5 Europe 22.0 18.4 19.0 20.2 21.8 Asia-Pacific 21.1 20.4 22.0 24.2 26.4 LAAM 7.5 5.7 6.1 6.5 7.0 Total 67.1 57.5 62.4 67.8 73.6 Global Industry Forecast* 2008 2009 2010 2011 2012 * Preliminary forecast as of January 9, 2009 for liquidity/viability planning purposes

Global Industry Sales Change vs. December 2nd Submission Lower North America industry expectations in 2009 and 2010, rebounding stronger beginning 2011 Lower industry expectation 2009 - 2012 for rest of the world Global Industry Forecast* 2008 2009 2010 2011 2012 North America N/A (1.8) (0.6) 0.1 0.8 Memo: U.S. (1.5) (1.0) (0.5) 0.5 Europe N/A (1.6) (1.1) (0.9) (0.9) Asia-Pacific N/A (1.6) (2.0) (1.4) (1.2) LAAM N/A (1.3) (1.1) (1.0) (1.0) Total N/A (6.3) (4.8) (3.2) (2.3) Memo: % reduction from December 2nd submission N/A 9.9% 7.1% 4.5% 3.0% * Preliminary forecast as of January 9, 2009 for liquidity/viability planning purposes

What GM Told Washington " The net effect of the operational and financial restructuring elements contained in The Plan will be a company (GMNA) that is profitable (at an EBIT basis) in a U.S. industry with annual sales between 12.5-13.0 million units"

GMNA Plan to Breakeven by 2010 At U.S. Industry of 12.5 - 13.0M units $8.5 - $9.0B improvement in EBIT is required over the 2009 - 2010 timeframe to achieve breakeven vs. 2008 CY Estimate Market Share Decline $(0.5)B - $(1.0)B Contribution Margin $ 4.0 B - $ 4.5 B Structural Cost $ 5.0 B - $ 5.5 B EBIT $ 8.5 B - $ 9.0 B Based on December 2nd Congressional submission

U.S. Market Share Assumed in December 2nd Submission U.S. market share assumptions in December 2nd Congressional submission FAH_Analyst_09_USshare Assumed in December 2nd Congressional submission

Leasing % of Sales GM 21.1% 15.4% 4.9% 3.4% 18.2% 4.3% 12.2% Ford 24.1% 18.8% 13.6% 10.8% 21.4% 12.4% 17.5% Toyota 15.8% 15.8% 16.8% 13.5% 15.8% 15.3% 15.6% Memo: Passenger Cars as a % of Industry Sales 47.5% 53.8% 50.4% 47.4% 50.8% 49.1% 50.0% 2008 U.S. Market Share 2008 market share held steady despite significant headwinds Negative press coverage driven by liquidity issues Lack of significant customer financing options in 4th quarter Limited APR support and virtually no leasing Partially supported by H2 fleet sale increases and slight recovery in trucks due to lower gas prices FAH_Analyst_11 Source: Leasing % of sales: JD Power PIN data

Impact of Brand Rationalization Impact of brand rationalization can be partially mitigated Protect fleet volumes Interaction between brands will allow for some customer transition Expected benefit from stronger/fewer dealers and nameplates 2008 CY (000's) Hummer Saab Saturn Pontiac Total Total Deliveries 27.5 21.4 188.0 267.3 504.2 Less: Fleet 3.1 1.2 32.5 88.1 124.9 Employee Sales 3.8 4.2 32.1 34.6 74.7 "True" Retail 20.6 16.0 123.4 144.6 304.6 Memo: Lease 9.9 10.6 26.5 28.5 75.5 APR 7.0 4.9 75.8 97.5 185.2

Building Strength Across All Segments Continue strength in Full-size pickups and utilities (45.6% share of segment in 2008) Build strong and balanced portfolio with successful launches in key car and crossover segments (Core Brands) Key Car Segments Share of Segment 2008 CY Small 11.3% (4.6) Compact 13.1% (1.0) Mid 17.9% 2.8 Large 47.2% 0.5 Mid Luxury 19.6% 1.9 Sport 10.7% (1.8) Share of Segment '08 CY o/(u) '07 CY Segment 2007/08 Launches 2009/10 Launches Chevrolet Aveo 5 Door Chevrolet Malibu Cadillac CTS Chevrolet Cruze Chevrolet Volt Cadillac CTS Wagon/Coupe Chevrolet Camaro Buick LaCrosse

Building Strength Across All Segments Key Crossover Segments Share of Segment 2008 CY Compact Crossover Mid Crossover Mid Luxury Crossover Share of Segment '08 CY o/(u) '07 CY Segment 2007/08 Launches 2009/10 Launches Buick Enclave GMC Acadia Chevrolet Equinox GMC Terrain Cadillac SRX 15.6% (1.7) 19.9% 1.8 5.2% (0.6) Chevrolet Traverse

Pricing Actions to Improve EBIT Full year impact of pricing actions taken in latter part of 2008 2.5% increase with 2009 MY introductions Additional 1.1% increase taken in December 2008 Decrease in costly leasing and APR sales Pricing opportunity exists on replacement entries (LaCrosse, SRX, Equinox, Cruze) Contribution margin of new Malibu and CTS vs. prior models have increased by 50% and 40% respectively New entries in segments where GM has been absent (Chevrolet Camaro)

Pricing Actions to Improve EBIT (Cont.) Leverage brand portfolio rationalization to grow equity of remaining brands driving improved pricing opportunities Continued pricing opportunities possible due to industry capacity actions (impacting all manufacturers) Current inventory situation has improved Continue to optimize inventory levels Pricing actions will be tempered by very competitive environment

Material Cost - GMNA (Increase)/Decrease 2008 2009 $ Billions 2005 2006 2007 Estimate Outlook Baseline Performance 1.7 1.6 1.4 0.9 0.4 Delphi Penalty Reduction 0.0 0.1 0.2 0.1 0.0 Commodities/Steel (0.4) (0.4) (1.0) (0.5) 0.2 Major Product Programs (1.0) (1.0) (1.3) (0.4) 0.0 Total Net Performance 0.3 0.3 (0.7) 0.1 0.6 Other Factors Reduced automotive demand Impact of economic downturn on supplier health Continued leveraging of global platforms for sourcing economies

UAW Cost Competitiveness GM's U.S. hourly manufacturing costs have declined from $18.4B in 2003 to an estimated $8.0B in 2008, and estimated $5.0B in 2010 FAH_Analyst_19_UAWcost December 2nd Congressional submission

Structural Cost Reduction December 2nd Congressional submission FAH_Analyst_20_StructCost 2004 not adjusted to exclude Allison

Brand Portfolio Rationalization Future Brand Strategy Significant changes Pontiac serves as a specialty focused brand Hummer/Saab put under strategic review Accelerated discussion with Saturn retailers to explore future alternatives Reduces GM nameplates from 48 in 2008 to 40 in 2012 Current Brand Strategy

Future Brand Portfolio Advantages Grow equity for remaining brands Allowing for opportunity to improve revenue and volume, thus improving contribution margin More effective marketing spend (higher marketing spend/nameplate) Improves product offering and differentiation Reduction in product redundancy/badge engineering More efficient product development Better plant utilization Better market coverage per channel Improved awareness, sales and customer satisfaction More profitable dealer network, providing world class customer experience

2009 Auto Analysts' Conference F. Henderson Jan 15,2009

Dealer Network Restructuring

Implementation and Benefits

Number of Dealers	2008	2012	Memo: Avg. GM Share of Region
Major Markets	3,664	2,500	~20%
Rural Markets	2,786	2,200	~28%
Total	6,450	4,700	

- Rural dealers are considered a strategic strength and typically exist with all GM brands under one roof
  - Provide a valued service to their customers and communities
- Drivers that will allow restructuring
  - Brand/channel consolidation
  - Normal attrition and retirements
  - Ongoing facilitated voluntary closures and consolidation
- Benefits of dealer network restructuring include:
  - Higher throughput attracts private equity to best operators
  - Improved facilities through ongoing investment thus improving the customer experience

© 2009 General Motors Corporation. All Rights Reserved

22

GM Supply Base Breakdown ($ Billions) Total Suppliers Direct Material Suppliers FAH_Analyst_27_SupplyBase

GM Supply Base Concerns GM supply base experiencing effects of extreme economic downturn Reduced credit availability - Unfavorable product mix Reduced volumes - Brand elimination GM has worked with various distressed suppliers and have managed the risk with: Maintaining good communication with suppliers Use of special arrangements to help facilitate sale/restructuring GM anticipating an increase in troubled supplier situations Efforts to offset implications of supply base risk include: Growing our global supply base Achieving best landed cost Ensuring our best suppliers have the right scale We will look after our best suppliers, which will result in supplier compression

Delphi Considerations Delphi obtained DIP accommodation through June 30, 2009 Maturity accelerated to May 5th if certain milestones not met GM agreed to: Extend $300 million credit facility through maturity of DIP Accelerated payment terms (~$300 million) beginning in March Previously at emergence GM continues to work with Delphi and other stakeholders toward a resolution on a timeline consistent with GM's restructuring plans

Emerging Markets Preliminary Industry Assumptions Revised industry liquidity planning assumptions for emerging markets indicate significant slowing Industry Forecast* 2008 2009 2010 2011 2012 Brazil 2.8 2.1 2.4 2.6 2.8 Russia 3.1 2.3 2.4 2.9 3.3 India 2.0 1.9 2.1 2.5 2.9 China 9.2 9.5 10.3 11.5 12.7 Industry Forecast* (Change vs. December 2nd Sub.) 2008 2009 2010 2011 2012 Brazil N/A (0.5) (0.2) (0.2) (0.2) Russia N/A (0.3) (0.4) (0.2) (0.4) India N/A (0.3) (0.3) (0.2) (0.2) China N/A (0.3) (1.1) (1.0) (1.0) * Preliminary forecast as of January 9, 2009 for liquidity/viability planning purposes

Emerging Markets Action Plans for Improvement Defend and grow emerging markets core brands Leverage GM's global architectures Relentless focus on lean cost structure Improved material cost performance Productivity improvements and lean investment Develop alternative finance opportunities to supplement GMAC Minimize cash usage/maximize cash generation Optimize capital spending/reduce discretionary spending Improved working capital through lean inventory management Target lower, sustainable structural cost levels Continue to focus on profitable growth

Issues Currently Facing GME Challenges maintaining volume & share in rapidly eroding markets GM maintained 3rd place in European market with a 9.2% share, down 0.2 p.p. vs. a year ago Deteriorating economic conditions persisted across all markets with Western Europe generating more rapid industry decline, down 8.6% vs. prior year Expect 2009 to remain challenging, with recovery heading into 2010 Fundamental changes negatively impacting GME results External headwinds with foreign exchange volatility and CO2 pressure Shift in country mix to Central and Eastern Europe Shift in product mix to small vehicle segments Preliminary Forecast* 2008 2009 2010 2011 2012 Industry Forecast 22.0 18.4 19.0 20.2 21.8 Western 15.8 13.5 14.1 14.6 15.4 Central 2.2 1.8 1.8 2.0 2.2 Eastern 4.1 3.0 3.0 3.6 4.2 * Preliminary forecast as of January 9, 2009 for liquidity/viability planning purposes

GME Future Operating Initiatives Key focus area is cash Tight management of working capital and reduced capital expenditure Reduction in company owned finished vehicle inventory Unprecedented labor strategy, including deferral of CPI-based increases and decrease in weekly hours paid Announcement of $750M people cost reduction initiative for 2009 Continue momentum on material cost reduction despite uncertainty of steel/other commodities New product lifecycle competitiveness including award winning 2009 Opel Insignia Key government intervention with funding (Germany, Sweden, Spain, U.K. and Poland)

GMAC Challenges GMAC supports sale of GM vehicles by providing both wholesale and retail financing GMAC has historically financed over 75% of new GM vehicles on dealer lots and over 40% of GM retail sales in North America GMAC faced a challenging environment in 2008 Lack of funding in capital markets, in particular for lease assets Capital constraints at GMAC driven by losses at ResCap Sharp declines in sales proceeds from off-lease vehicles GMAC's challenges resulted in increased cost to GM and lost sales GMAC responded by passing along increased pricing to GM, significantly reducing lease originations, reducing financing to lower credit retail customers and increasing pricing to dealers

GMAC Recent Actions Federal Reserve approval of GMAC's bank holding company (BHC) application provides GMAC access to new capital and funding Preferred equity investment of $5B from U.S. Government TARP Potential for FDIC-backed debt issuances under Temporary Liquidity Guarantee Program (TLGP) Total deposit base as of Q3 2008 were $17.7B, with potential for increased retail deposit providing a more stable and lower cost funding source For GMAC to obtain BHC approval, GM also had to fulfill certain conditions Commit to reduce ownership stake in GMAC to 9.9% Implement changes to commercial agreement with GMAC Invest up to $1B in GMAC via a federal loan to GM Additionally, Cerberus to invest at least $0.25B GMAC completed bond exchange Approximately $21B in principal amount of GMAC and ResCap notes tendered Bolsters GMAC capital and enhances liquidity by reducing debt burden

GMAC Assessment GMAC now in a stronger position to provide financing to GM dealers and consumers to support the sale of GM vehicles Greater capacity to increase lending Driven by access to new sources of funding in current challenging market Lower cost to GM dealers, consumers and GM for subvented financing Driven by access to cost-effective and stable sources of funding At year end, GM and GMAC launched special financing programs for select 2008 and 2009 models

Current State of Restructuring Plan December 2nd plan indicated that once restructuring actions were completed, GM would operate profitably (EBIT) in a U.S. industry of 12.5 - 13.0M units At the time, considered to be a reasonably conservative assumption for gauging liquidity needs Currently updating our industry and share estimates based on the changing economic environment (Globally) Continuing to refine our restructuring plans around revenue and structural cost (Globally) Building on our December 2nd viability plan and assessment of current market conditions, must aggressively drive our business to breakeven at a lower U.S. industry volume Aggressive plans under development globally

Forward Looking Statements In these and following presentations and in related comments by General Motors management, we will use words like "expect," "anticipate," "estimate," "forecast," "objective," "plan," "goal," "project," "outlook," "targets," and similar expressions to identify forward looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors include: our ability to comply with the requirements of our credit agreement with the U.S. Department of Treasury; the availability of funding for future loans under that credit agreement; our ability to execute the restructuring plans that we have disclosed; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; continued economic instability or poor economic conditions in the U.S. and global markets, including the credit markets, or changes in economic conditions, commodity prices, housing prices, currency exchange rates or political stability in the markets in which we operate; volatility in fuel prices; the ability of our customers, dealers, distributors and suppliers to obtain adequate financing on acceptable terms to continue their business relationships with us; the effect of competition on our markets, including on our pricing policies or use of incentives; negotiations and bankruptcy court actions with respect to obligations owed to us by Delphi Corporation, a key supplier, and our obligations to Delphi; additional credit rating downgrades and the effects thereof; changes in our relations with unions and employees/retirees; GMAC's ability to maintain adequate financing sources; developments in the residential mortgage market, especially the nonprime sector; and changes in the competitive markets in which GMAC operates, including increased competition in the automotive financing, mortgage and/or insurance markets or generally in the markets for securitizations or asset sales. GM's most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which we may revise or supplement in future reports to the SEC on Form 8-K.

RGY_Analyst-Title

Agenda U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary

Agenda U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary

U.S. Department of Treasury Secured Term Loan $13.4B secured term loan facility with United States Department of Treasury (UST) $4B borrowed December 31, 2008 $5.4B draw available January 16, 2009 -- subject to satisfaction of requisite borrowing conditions $4B draw available February 17, 2009 -- subject to satisfaction of requisite borrowing conditions and contingent on UST appropriation of funds Collateral consists of substantially all unencumbered assets and junior liens on encumbered assets Loans mature December 31, 2011 and accrue interest per annum equal to 3-month LIBOR (not to be less than 2.0%) plus 3.0% Additional UST loan for up to $1B GMAC investment

UST Loan Terms Loan agreement (as disclosed in January 7, 2009 8-K) contains several material covenants including: Reporting requirements Limitations on executive privileges and compensation Limitations on sale of assets Approval of material transactions exceeding $100M outside the ordinary course of business February 17, 2009 submission of Restructuring Plan and Term Sheets to achieve and sustain long-term viability, international competitiveness and energy efficiency Certification detailing progress implementing Restructuring Plan by March 31, 2009

February 17th Restructuring Plan Restructuring Plan must include specific actions intended to result in: Repayment of loan Rationalization of costs, capitalization and capacity Product mix and cost structure that is competitive in the U.S. marketplace Compliance with Federal fuel efficiency and emission requirements Domestic manufacturing of advanced technology vehicles Positive NPV using reasonable assumptions

February 17th Restructuring Plan - Term Sheets In developing and implementing the Restructuring Plan, GM must use its best efforts to achieve the following restructuring targets ? 2/3 reduction in public unsecured debt Competitive U.S. worker compensation by December 31, 2009 Competitive severance program Competitive U.S. work rules by December 31, 2009 ? 50% VEBA contributions shall be made in the form of stock Term sheets executed on behalf of GM and appropriate third parties required by February 17, 2009 outlining agreements toward the restructuring targets

March 31st Certification Submit certification detailing progress made implementing Restructuring Plan Identify and explain any deviations from Restructuring Plan Include evidence satisfactory to President's Designee that: Labor modifications have been approved by UAW VEBA payment modifications approvals have been received by representation of the VEBA and judicial and regulatory approvals are being sought Unsecured public debt exchange offer has commenced President's Designee will determine whether necessary steps to achieve and sustain long-term viability, international competitiveness and energy efficiency have been taken Designee has authority to extend certification date up to 30-days In absence of certification, loans become due and payable 30th day after certification deadline

Warrant Agreement Issued UST warrants to purchase up to 122M shares of GM common stock 19.99% of outstanding shares $3.57 exercise price UST will not exercise voting power with respect to common stock issued upon exercise of warrants Agreement provides UST registration rights and anti-dilution adjustments upon occurrence of certain events Issued additional note to UST for $749M with comparable economic terms to Loan Agreement

Compliance Comprehensive plan developed and key resources assigned to accomplish Viability Plan Plan to submit first compliance reports the week of January 12, 2009 Updating December 2, 2008 Restructuring Plan in preparation for February 17th submission Working with constituents to obtain term sheets required by February 17th Much more work to do, but currently on-track

Agenda U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary

Address Uncompetitive Balance Sheet Necessary to reduce debt load to enhance financial viability Interest burden high VEBA obligations another form of debt resulting in high leverage * As included in Dec 2, 2008 Restructuring Plan for Long-Term Viability $ Billions Dec 31, 2008 Est. * Debt $41.6B PV of VEBA Related Obligations $20.4B Government Funding $4.0B Debt-like Obligations $66.0B 1 Represents PV of future cash payments to UAW VEBA & 2009 UAW PAYGO discounted @ 9% 1

RGY_Analyst_13 Balance Sheet Deleveraging * As included in Dec 2, 2008 Restructuring Plan for Long-Term Viability 1 Represents PV of future cash payments to UAW VEBA & 2009 UAW PAYGO discounted @ 9% 2 Represents estimated PV of future cash payments to UAW VEBA at effective date (currently Jan 1, 2010), discounted @ 9% 2 1

U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary Agenda

2009 Auto Analysts' Conference R. Young Jan 15,2009

Liquidity Initiatives

July 15, 2008 Announced Liquidity Actions	Additional Cash Savings Through YE 2009	
GMNA Structural Cost	~$2.5B	On-Track
Salaried Employment Savings	~$1.5B	Complete
Capital Expenditure Reductions	~$1.5B	On-Track
Working Capital Improvements	~$2.0B	On-Track
UAW VEBA Deferrals	~$1.7B	Complete
Dividend Suspension	~$0.8B	Complete
Subtotal Operating & Other Actions	**~$10B**	
Asset Sales	~$2-4B	In Process
Capital Market Activities	~$2-3B	Behind Schedule
Total Announced July 15, 2008	**~$15B**	
Further Actions Announced November 7, 2008		
Capital Expenditure Reductions	~$2.5B	On-Track
GMNA Structural Cost Reductions	~$1.5B	On-Track
Working Capital Improvements	~$0.5B	On-Track
Further Salaried Actions	~$0.5B	Largely Complete
Total Announced Nov 7, 2008	**~$5B**	
Total Liquidity Impact Through YE 2009	**~$20B**	

© 2009 General Motors Corporation. All Rights Reserved

16

Liquidity and Cash Flow UST term loan draws consistent with Dec 2, 2008 Restructuring Plan downside scenario through March 31, 2009 deadline Critical to deliver February 17, 2009 Restructuring Plan and certify execution & progress on March 31, 2009 During this period, will gain better understanding of economic conditions Impact of thawing credit markets Impact of second stimulus package Obama Administration and new Congress considering

U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary Agenda

Focus on Internal Control Improvements Restructured accounting function to focus on high quality financial reporting at both corporate and regional levels Significant investment in top technical talent Appointed new Controller & CAO December 2006 Recruited more than 75 new Controller/Accounting resources from sources including: Big 4 accounting firms, leading public companies and Public Company Accounting Oversight Board (PCAOB) Deployed resources to all regions and corporate center Extensive improvements to all aspects of internal control over financial reporting Re-designed SOX compliance program Focused efforts around Financial Reporting & Close Process, Income Tax Accounting and Employee Benefit Accounting Continuous improvement remains priority

Agenda U.S. Department of Treasury Loan Receipt of funds Terms Warrants Compliance Address Uncompetitive Balance Sheet Liquidity & Cashflow Focus on Internal Control Improvements Summary

Summary UST term loan draws consistent with Dec 2, 2008 Restructuring Plan downside scenario through March 31, 2009 deadline On-track to meet deliverables outlined in UST Loan Agreement Submission of February 17, 2009 Restructuring Plan Working with constituents to deliver February 17, 2009 term sheets Certification of progress by March 31, 2009 Implementation of Restructuring Plan will address uncompetitive balance sheet Continued focus on improving internal controls